Exhibit 23.2

                            Ronald R. Chadwick, P.C.
                           Certified Public Accountant
                             2851 South Parker Road
                                    Suite 720
                             Aurora, Colorado 80014
                               Phone (303)306-1967
                                Fax (303)306-1944



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the Registration Statement of Sterling Exploration, Inc. on Form SB-2/A of my Independent Auditor's Report, dated February 5, 2007 on the balance sheets of Sterling Exploration, Inc. as at June 30, 2004, 2005 and 2006, and the related statements of operations, cash flows, and stockholders' equity for the years then ended, and for the period from August 18, 2003 (inception) through June 30, 2006.

In addition, I consent to the reference to me under the heading "Experts and Legal Counsel" in the Registration Statement.


                                               RONALD R. CHADWICK, P.C.
Aurora, Colorado
August 2, 2007                                 /s/ Ronald R. Chadwick, P.C.
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